UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 19, 2007 (Date of earliest event reported)

Umpqua Holdings Corporation (Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia, Suite 1200 Portland, Oregon 97258 (address of Principal Executive Offices)(Zip Code) (503) 727-4100 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Information.

     On April 19, 2007, Umpqua Holdings Corporation announced that its Board of Directors approved an amendment to its current stock repurchase program. The amendment increases the number of common shares that may be repurchased under the program from 2.5 million to 6.0 million shares. Under the amendment, the repurchase authorization is now set to expire June 30, 2009. The Company’s forward-looking statements regarding the share repurchase program, which are provided under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are subject to risks and uncertainties and actual results may differ materially from those anticipated and predicted. Specific risk factors are stated in the Company’s reports filed with the SEC and include the fact that there can be no assurance that the Company will repurchase any shares and there is no assurance as to the timing, amount or cost of any repurchases.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
NONE

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)

Dated:	April 19, 2007	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary